Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion of our report dated June 22, 1999, in this Form 11-K and the incorporation by reference into Cadmus Communications Corporation's previously filed Form S-8 Registration Statement 333-39185. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.



                                        /s/Arthur Andersen LLP

Richmond, Virginia
June 28, 1999